Exhibit 6.9

BLOCKSTACK TOKEN PURCHASE AGREEMENT

THE OFFER AND SALE OF THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THIS INSTRUMENT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

ONLY PERSONS OF ADEQUATE FINANCIAL MEANS WHO HAVE NO NEED FOR PRESENT LIQUIDITY WITH RESPECT TO THIS INVESTMENT SHOULD CONSIDER PURCHASING THE PURCHASE RIGHTS SET FORTH IN THE AGREEMENT (AS DEFINED BELOW) BECAUSE: (I) AN INVESTMENT IN BLOCKSTACK TOKENS (AS DEFINED BELOW) INVOLVES A NUMBER OF SIGNIFICANT RISKS; AND (II) NO ACTIVE MARKET FOR THE BLOCKSTACK TOKENS EXISTS, AND NONE IS LIKELY TO DEVELOP IN THE REASONABLY FORESEEABLE FUTURE. THIS OFFERING IS INTENDED TO BE A PRIVATE OFFERING THAT IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THIS OFFERING IS LIMITED SOLELY TO ACCREDITED INVESTORS AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT.

BLOCKSTACK TOKEN TOKEN PURCHASE AGREEMENT

This Token Purchase Agreement (this “Agreement”) contains the terms and conditions that govern your commitment to purchase the number of Blockstack Tokens (as defined below) equal to the quotient of (i) your purchase amount in United States Dollars (the “Purchase Amount”) divided by (ii) the Purchase Price (as defined below and determined in accordance with Section 2.2 below). This is an agreement between you or the entity that you represent (“Purchaser” or “you”) and Blockstack Token LLC (together with its affiliates, “Company”). Purchaser and Company are herein referred to individually as a “Party” and collectively, as the “Parties.”

NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Purchaser agree as follows:

Background. The Company has developed software to implement a blockchain-based internet where users own their data and can use decentralized applications (the “Blockstack Platform”). In connection with the operation of the Blockstack Platform, the Company has generated Blockstack Tokens (“Blockstack Tokens”), which will operate on the Blockstack Platform when the software to use Blockstack Tokens (the “Token Functionality”) is fully developed and successfully deployed. Additional information about the Blockstack Platform may be found here: https://blockstack.org/whitepaper.pdf.

1.                                      Token Distribution Event. The Company intends to conduct a distribution event with respect to up to 1,540,000,000 Blockstack Tokens held by it (the “Token Distribution Event”). The Token Distribution Event will occur at a future, currently unknown, date depending on the successful development and deployment of the Token Functionality and the Token Distribution Event may never happen.

2.                                      Delivery of the Purchase Amount; Purchase and Sale; Acceptance of Agreement.

2.1                               Delivery of the Purchase Amount. Within thirty (30) days of entering into this Agreement, Purchaser shall deliver, or cause to be delivered, the Purchase Amount to the Company. In addition, payment may be made by wire transfer of immediately available funds in U.S. Dollars. Payment of the Purchase Amount pursuant to the terms hereof is non-refundable and shall entitle the Purchaser only to the right to receive Blockstack Tokens.

2.2                               Purchase Price for each Blockstack Token

(a)                                 The purchase price for each Blockstack Token acquired under thisAgreement (the “Purchase Price”) shall be $0.00012 U.S. Dollar per Blockstack Token. The Purchase Price is determined by an independent analysis of the Fair Market Value and the Company will provide the respective Valuation Report with this Purchase Agreement.

(b)                                 The number of Blockstack Tokens purchased under this Agreement shall be determined as set forth in the preamble to this Agreement.

(c)                                  Closing of the Purchase and Sale; Issuance of Blockstack Tokens. The Blockstack Tokens shall be delivered in the Company’s discretion to the digital wallet address or to a brokerage account, in each case, specified by Purchaser to Company at the time of the Token Distribution Event. The Purchaser will need to provide the Company with a digital wallet address at the time of the Token Distribution Event. The Blockstack Tokens shall be delivered if the Token Functionality is successfully developed and deployed and may never be delivered.

2.3                               White Paper. The Company has prepared a draft white paper, together with any updates, modifications or revisions thereto (collectively, the “White Paper”), which the Company intends to make available at: https://blockstack.org/whitepaper.pdf. Purchaser acknowledges receipt of the White Paper.

2.4                               Blockstack Tokens.

(a)                                 Purpose. The Blockstack Tokens do not have any rights, uses, purpose, attributes, functionalities or features, express or implied, outside the Blockstack Platform.

(b)                                 Company’s Use of Proceeds. Purchaser acknowledges and understands that the proceeds from the sale of the Blockstack Tokens will be utilized by Company in its sole discretion.

3.              Certain Acknowledgements Regarding the Token Distribution Event. Purchaser hereby agrees to and acknowledges the following with respect to the Token Distribution Event:

3.1                               Allocation and Distribution of Blockstack Tokens. Any buyer of Blockstack Tokens may lose some or all of the amounts paid for Blockstack Tokens.

3.2                               Allocation and Sale of Blockstack Tokens to Company Parties. Purchaser understands and consents to the participation of Company’s and its affiliates’ past, present and future employees, officers, directors, contractors, consultants, equity holders, suppliers, vendors and service providers in the purchase of Blockstack Tokens, including people who may work on the development and implementation of the Blockstack Platform or who may work for Company’s future businesses that Company may establish with a portion of the proceeds from the Token Distribution Event (such persons, the “Company Parties”).

3.3                               No Representations and Warranties. The Blockstack Tokens being purchased by you as part of this Purchase Agreement are purchased by you pursuant to the terms and conditions of this Agreement. Company makes no representations or warranties, express or implied, including, without limitation, any warranties of title or implied warranties of merchantability or fitness for a particular purpose with respect to the Token Distribution Event or the Blockstack Tokens or their utility, or the ability of anyone to purchase or use the Blockstack Tokens. Without limiting the foregoing, none of the Company Parties represent or warrant that the process of purchasing and/or receiving the Blockstack Tokens will be uninterrupted or error-free or that the Blockstack Tokens are reliable and error-free. As a result, Purchaser acknowledges and understands that Purchaser may never receive Blockstack Tokens and may lose the entire amount Purchaser paid to Company. Purchaser shall provide an accurate digital wallet address to Company for receipt of any Blockstack Tokens distributed to Purchaser pursuant to this Agreement.

4.                                 No Other Rights Created.

4.1                               No Claim, Loan or Ownership Interest. The purchase of Blockstack Tokens: (a) does not provide Purchaser with rights of any form with respect to the Company or its revenues or assets, including, but not limited to, any voting, distribution, redemption, liquidation, proprietary (including all forms of intellectual property), or other financial or legal rights; (b) is not a loan to Company; and (c) does not provide Purchaser with any ownership or other interest in Company.

4.2                               Intellectual Property. Company retains all current and future right, title and interest in all of Company’s intellectual property, including, without limitation, inventions, ideas, concepts, code, discoveries, processes, marks, methods, software, compositions, formulae, techniques, information and data, whether or not patentable, copyrightable or protectable in trademark, and any trademarks, copyright or patents based thereon. Purchaser may not use any of Company’s intellectual property for any reason without Company’s prior written consent.

5.                                 Security and Data; Taxes.

5.1                               Security and Data Privacy. Purchaser shall take best efforts to implement reasonable and appropriate measures designed to secure access to: (i) any device associated with Purchaser and utilized in connection with Purchaser’s purchase of Blockstack Tokens; (ii) private keys to Purchaser’s wallet or account; and (iii) any other username, passwords or other login or identifying credentials. In the event that Purchaser is no longer in possession of Purchaser’s private keys or any device associated with Purchaser’s account or is not able to provide Purchaser’s login or identifying credentials, Purchaser may lose all of Purchaser’s Blockstack Tokens and/or access to Purchaser’s account. Company is under no obligation to recover any Blockstack Tokens and Purchaser acknowledges, understands and agrees that all purchases of Blockstack Tokens are non-refundable and Purchaser will not receive money or other compensation for any Blockstack Tokens purchased.

5.2                               Additional Information. Upon Company’s request, Purchaser will immediately provide to Company any information and documentation that Company, in its sole discretion, deems necessary or appropriate to comply with any laws, regulations, rules, promulgations, actions, announcements or agreements, including without limitation judicial or arbitral process. Such documents include, but are not limited to, passport, driver’s license, utility bills, photographs of associated individuals, government identification cards, or sworn statements. Purchaser consents to Company disclosing such information and documentation in order to comply with applicable laws, regulations, rules, promulgations, actions, announcements, judicial or arbitral process or agreements. Purchaser acknowledges that Company may refuse to distribute Blockstack Tokens to Purchaser until such requested information is provided or for any other reason.

5.3                               Taxes. Purchaser acknowledges, understands and agrees that: (a) the purchase and receipt of Blockstack Tokens may have tax consequences for Purchaser; (b) Purchaser is solely responsible for Purchaser’s compliance with Purchaser’s tax obligations; and (c) Company bears no liability or responsibility with respect to any tax consequences to Purchaser.

6.                                      Representations and Warranties of Purchaser. By buying Blockstack Tokens, Purchaser represents and warrants to Company that:

6.1                               Authority. Purchaser has all requisite power and authority to execute and deliver this Agreement and purchase Blockstack Tokens, and to carry out and perform its obligations under this Agreement.

(a)                                 If an individual, Purchaser is at least 18 years old and of sufficient legal age and capacity to purchase Blockstack Tokens.

(b)                                 If an entity, Purchaser is duly organized, validly existing and in good standing under the laws of its domiciliary jurisdiction and each jurisdiction where it conducts business.

6.2                               No Conflict. The execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with, or constitute a material default under, with or without the passage of time or the giving of notice: (a) any provision of Purchaser’s organizational documents, if applicable; (b) any provision of any judgment, decree, guidelines, announcement, action or order to which Purchaser is a party, by which it is bound, or to which any of its material assets are subject; (c) any material agreement, obligation, duty or commitment to which Purchaser is a party or by which it is bound; or (d) any laws, regulations or rules applicable to Purchaser.

6.3                               Purchaser Status. Purchaser is not subject to any of the disqualifying events listed in Rule 506(d)(1) of Regulation D under the Securities Act of 1933 (a “Purchaser Event”), and there is no proceeding or investigation pending or, to the knowledge of Purchaser, threatened by any governmental authority, that would reasonably be expected to become the basis for a Purchaser Event. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

6.4                               Purchaser Knowledge and Risks of Blockstack Platform. Purchaser has sufficient knowledge and experience in business and financial matters, including a sufficient understanding of blockchain or cryptographic tokens and other digital assets, smart contracts, storage mechanisms (such as digital or token wallets), blockchain-based software systems and blockchain technology, to be able to evaluate the risks and merits of Purchaser’s purchase of Blockstack Tokens, including but not limited, to the matters set forth in this Agreement, and is able to bear the risks thereof, including loss of all amounts paid, loss of Blockstack Tokens, and liability to the Company Parties and others for its acts and omissions, including with limitation those constituting breach of this Agreement, negligence, fraud or willful misconduct. Purchaser has obtained sufficient information in order to make an informed decision to purchase Blockstack Tokens.

6.5                               Funds; Payments.

(a)                                 Funds. The funds, including any fiat, virtual currency or cryptocurrency, Purchaser uses to purchase Blockstack Tokens are not derived from or related to any unlawful activities, including but not limited to money laundering or terrorist financing, and Purchaser will not use the Blockstack Tokens to finance, engage in, or otherwise support any unlawful activities.

(b)                                 Payments. All payments by Purchaser under this Agreement will be made only in Purchaser’s name, from a digital wallet or bank account not located in a country or territory that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force, and is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the Financial Crimes Enforcement Network, as such regulations may be amended from time to time.

6.6                               Securities Laws Compliance.

(a)                                 Purchaser has been advised that this instrument is a token being treated as a security and that the offers and sales of this instrument have not been registered under any country’s securities laws and, therefore, cannot be resold except in compliance with the applicable country’s laws. Purchaser is purchasing this instrument for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Purchaser’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

(b)                                 Purchaser further acknowledges and understands that neither this instrument nor the Blockstack Tokens issued hereunder have been (nor will they be) registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c)                                  Purchaser further acknowledges and understands that the Blockstack Tokens acquired hereunder must be held indefinitely unless the Blockstack Tokens are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Blockstack Tokens. Purchaser understands and agrees that Company may (i) retain the Blockstack Tokens in escrow (or in a segregated location or on a segregated storage device) for so long as the Blockstack Tokens are subject to restrictions on resale under the Securities Act (including Rule 144 promulgated thereunder) or (ii) otherwise take such actions as are necessary, in its reasonable discretion, to comply with applicable securities laws with respect to any Blockstack Tokens acquired hereunder, which actions may include physical and/or electronic security measures, such as smart contracts, lock -ups or similar devices.

(d)                                 Purchaser is familiar with the provisions of Rule 144 under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser acknowledges and agrees that the Blockstack Tokens acquired hereunder constitute “restricted securities” under Rule 144.

6.7                               Investor Suitability Questionnaire. Purchaser has separately provided to the Company an executed copy of an investor suitability questionnaire and Purchaser represents and warrants that the information contained therein is true and accurate.

7.                                      Disclaimers.

(a)                            Promises; Guarantees. Purchaser expressly acknowledges, understands and agrees that Purchaser is purchasing Blockstack Tokens at the Purchaser’s sole risk and that the Blockstack Tokens are each provided, used and acquired on an “AS IS” and on an “AS AVAILABLE” basis without representations, warranties, promises or guarantees whatsoever of any kind by Company and Purchaser shall rely on its own examination and investigation thereof.

(b)                            No Representation or Warranty. (A) COMPANY DOES NOT MAKE AND EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY; AND (B) WITH RESPECT TO THE BLOCKSTACK TOKEN, COMPANY SPECIFICALLY DOES NOT REPRESENT OR WARRANT AND EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, ANY REPRESENTATIONS OR WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, OR AS TO THE WORKMANSHIP OR TECHNICAL CODING THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT.

(c)                             Blockstack Token Value. Purchaser has carefully reviewed, acknowledges, understands and assumes the following risks, as well as all other risks associated with the Blockstack Tokens (including those not discussed herein), all of which could render the Blockstack Tokens worthless or of little value. BLOCKSTACK TOKEN MAY HAVE NO VALUE. PURCHASER MAY LOSE ALL AMOUNTS PAID.

(d)                            No Rights, Functionality or Features. Blockstack Tokens have no rights, uses, purpose, attributes, functionalities or features, express or implied, outside the Blockstack Platform. Purchaser should not purchase Blockstack Tokens in reliance on the Blockstack Platform because Blockstack Tokens may not be usable on the Blockstack Platform and do not entitle Purchaser to anything with respect to the Blockstack Platform.

(e)                             Limited Ability to Transact or Resell. Purchaser may be unable to sell or otherwise transact in Blockstack Tokens at any time, or for the price Purchaser paid. By executing and delivering this Agreement or by purchasing Blockstack Tokens, Purchaser acknowledges, understands and agrees that: (a) Blockstack Tokens may have no value; (b) there is no guarantee or representation of liquidity for the Blockstack Tokens; and (c) Company is not and shall not be responsible for or liable for the market value of Blockstack Tokens, the transferability and/or liquidity of Blockstack Token and/or the availability of any market for Blockstack Tokens through third parties or otherwise.

(f)                              Access to Private Keys. Blockstack Tokens purchased by Purchaser may be held by Purchaser in Purchaser’s digital wallet or vault, which requires a private key, or a combination of private keys, for access. Accordingly, loss of requisite private key(s) associated with Purchaser’s digital wallet or vault storing Blockstack Tokens will result in loss of such Blockstack Tokens, access to Purchaser’s Blockstack Token balance and/or any initial balances in blockchains created by third parties. Moreover, any third party that gains access to such private key(s), including by gaining access to login credentials of a hosted wallet or vault service Purchaser uses, may be able to misappropriate Purchaser’s Blockstack Tokens. Company is not responsible for any such losses.

(g)                            Blockstack Token Security. Blockstack Tokens may be subject to expropriation and or/theft. Hackers or other malicious groups or organizations may attempt to interfere with the Blockstack Platform or the Blockstack Tokens in a variety of ways, including, but not limited to, malware attacks, denial of service attacks, consensus-based attacks, Sybil attacks, smurfing and spoofing. In the event of such a software bug or weakness, there may be no remedy and holders of Blockstack Tokens are not guaranteed any remedy, refund or compensation.

(h)                            New Technology. The Blockstack Platform utilizes relatively new concepts and technology. The Blockstack Platform might be subject to vulnerabilities heretofore unknown or might not function as intended. Blockchain technology is changing rapidly, so the Blockstack Tokens and the Blockstack Platform may become outdated.

(i)                               Reliance on Third-Parties. The Blockstack Platform will rely, in whole or partly, on third parties to adopt and implement it and might in the future rely, in whole or partly, on third parties to develop, supply and otherwise support it. There is no assurance or guarantee that those third parties will complete their work, properly carry out their obligations, and/or otherwise meet anyone’s needs, all of which might have a material adverse effect on the Blockstack Platform.

(j)                               Changes to the Blockstack Platform. The Blockstack Platform is still under development and may undergo significant changes over time. Although Blockstack Platform has certain features and specifications that are set forth in the White Paper, Company may make changes to such features and specifications for any number of reasons, any of which may mean that the Blockstack Token Platform does not meet Purchaser’s expectations.

(k)                            Blockstack Platform. The ongoing development and maintenance of the Blockstack Platform may be abandoned for a number of reasons, including, but not limited to, lack of interest from the public, lack of funding, lack of commercial success or prospects, or departure of key personnel.

(l)                               Lack of Interest. The ongoing success of the Blockstack Platform relies on the interest and participation of third parties. There can be no assurance or guarantee that there will be sufficient interest or participation in the Blockstack Platform.

(m)                        Uncertain Regulatory Framework. The regulatory status of cryptographic tokens, digital assets and blockchain technology is unclear or unsettled in many jurisdictions. It is difficult to predict how or whether governmental authorities will regulate such technologies. It is likewise difficult to predict how or whether any governmental authority may make changes to existing laws, regulations and/or rules that will affect cryptographic tokens, digital assets, blockchain technology and its applications. Such changes could negatively impact Blockstack Tokens in various ways, including, for example, through a determination that Blockstack Tokens are regulated financial instruments that require registration. Company may cease the distribution of Blockstack Tokens, the development of the Blockstack Platform or cease operations in a jurisdiction in the event that governmental actions make it unlawful or commercially undesirable to continue to do so.

(n)                            Risk of Government Action. The industry in which Company operates is new, and may be subject to heightened oversight and scrutiny, including investigations or enforcement actions. There can be no assurance that governmental, quasi-governmental, regulatory or other similar types of (including banking) authorities will not examine the operations of Company and/or pursue enforcement actions against Company. Such governmental activities may or may not be the result of targeting Company in particular. All of this may subject Company to judgments, settlements, fines or penalties, or cause Company to restructure its operations and activities or to cease offering certain products or services, all of which could harm Company’s reputation or lead to higher operational costs, which may in turn have a material adverse effect on the Blockstack Tokens and/or the development of the Blockstack Platform.

8.                                      LIMITATION OF LIABILITY; INDEMNIFICATION; ARBITRATION

8.1                               Limitation of Liability. To the fullest extent permitted by applicable law, Purchaser disclaims any right or cause of action against Company of any kind in any jurisdiction that would give rise to any Damages whatsoever, on the part of Company. Company shall not be liable to Purchaser for any type of damages, whether direct, indirect, incidental, special, punitive, consequential or exemplary (including damages for lost profits, goodwill, use or data), even if and notwithstanding the extent to which Company has been advised of the possibility of such damages. Purchaser agrees not to seek any refund, compensation or reimbursement from a Company Party, regardless of the reason, and regardless of whether the reason is identified in this Agreement. “Damages” means any and all damages (including direct, indirect, incidental, special, punitive, consequential or exemplary etc), losses, taxes, liabilities, claims, judgments, penalties, payments, interest, costs and expenses (including reasonable and documented legal fees, accountants’ fees and expert witnesses’ fees and expenses incurred in investigating and/or prosecuting any claim for indemnification).

8.2                               Damages. In no circumstances will the aggregate joint liability of the Company Parties, whether in contract, warrant, tort or other theory, for Damages to Purchaser under this Agreement exceed the amount received by Company from Purchaser.

8.3                               Force Majeure. Purchaser understands and agrees that Company shall not be liable and disclaims all liability to Purchaser in connection with any force majeure event, including acts of God, labor disputes or other industrial disturbances, electrical, telecommunications, hardware, software or other utility failures, software or smart contract bugs or weaknesses, earthquakes, storms, or other nature-related events, blockages, embargoes, riots, acts or orders of government, acts of terrorism or war, technological change, changes in interest rates or other monetary conditions, and, for the avoidance of doubt, changes to any blockchain-related protocol.

8.4                               Dispute Resolution. Purchaser and Company shall cooperate in good faith to resolve any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including with respect to the formation, applicability, breach, termination, validity or enforceability thereof (a “Dispute”). If the Parties are unable to resolve a Dispute within ninety (90) days of notice of such Dispute being received by all Parties, such Dispute shall be finally settled by Binding Arbitration as defined in Section 9.2 below. Any Dispute not resolved within 90 days as set forth in Section 9.6 shall be referred to and finally resolved by arbitration under the rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the Parties. The number of arbitrators shall be one who shall be selected by Company. The seat, or legal place, of arbitration shall be Boston, Massachusetts. The language to be used in the arbitral proceedings shall be English. The governing law of the Agreement shall be as set forth in Section 10.1 herein. The arbitration award shall be final and binding on the Parties (“Binding Arbitration”). The Parties undertake to carry out any award without delay and waive their right to any form of recourse insofar as such waiver can validly be made. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets. Company and Purchaser will each pay their respective attorneys’ fees and expenses. Any dispute arising out of or related to this Agreement is personal to Purchaser and Company and will not be brought as a class arbitration, class action or any other type of representative proceeding. There will be no class arbitration or arbitration in which an individual attempts to resolve a dispute as a representative of another individual or group of individuals. Further, a dispute cannot be brought as a class or other type of representative action, whether within or outside of arbitration, or on behalf of any other individual or group of individuals.

9.                                      MISCELLANEOUS

9.1                               Governing Law and Venue. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the laws of Delaware, without giving effect to its principles or rules of conflict of laws, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction.

9.2                               Assignment. Purchaser shall not assign this Agreement without the prior written consent of Company. Any assignment or transfer in violation of this Section 9.2 will be void. Company may assign this Agreement to an affiliate. Subject to the foregoing, this Agreement, and the rights and obligations of the Parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representative

9.3                               Final Agreement. This Agreement, including the exhibits attached hereto and the materials incorporated herein by reference, constitutes the entire agreement between the Parties and supersedes all prior or contemporaneous agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof, including, without limitation, any public or other statements or presentations made by Company about the Blockstack Tokens or the Blockstack Platform.

9.4                               Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, the provision shall be modified to make it valid and, to the extent possible, effectuate the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

9.5                               Termination of Agreement; Survival. This Agreement will terminate upon the completion of all sales in the Token Distribution Event. Company reserves the right to terminate this Agreement, in its sole discretion, in the event that Purchaser breaches this Agreement. Upon termination of this Agreement: (a) all of Purchaser’s rights under this Agreement immediately terminate; (b) Purchaser is not entitled to a refund of any amount paid; and (c) Articles 3, 3, 4, 5, 6, 7, 8 and 9 will continue to apply in accordance with their terms.

9.6                               No Waivers. The failure by Company to exercise or enforce any right or provision of this Agreement will not constitute a present or future waiver of such right or provision nor limit Company’s right to enforce such right or provision at a later time. All waivers by Company must be unequivocal and in writing to be effective.

9.7                               No Partnership; No Agency; No Third Party Beneficiaries. Nothing in this Agreement and no action taken by the Parties shall constitute, or be deemed to constitute, a partnership, association, joint venture or other co-operative entity between the Parties. Nothing in this Agreement and no action taken by the Parties pursuant to this Agreement shall constitute, or be deemed to constitute, either Party the agent of the other Party for any purpose. No Party has, pursuant to this Agreement, any authority or power to bind or to contract in the name of the other Party. This Agreement does not create any third party beneficiary rights in any person.

9.8                               Electronic Communications. Purchaser agrees and acknowledges that all agreements, notices, disclosures and other communications that Company provides Purchaser pursuant to this Agreement or in connection with or related to Purchaser’s purchase of Blockstack Token, including this Agreement, may be provided by Company, in its sole discretion, to Purchaser, in electronic form.

IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed and delivered.

Blockstack Token LLC

By:	/s/ Ryan Shea
Name:	Ryan Shea
Title:	Managing Partner

Email: ryan@blockstack.com
Date: September 30, 2017

Purchaser:

Blockstack Employee LLC

		By:	/s/ Muneeb Ali
		Name:	Muneeb Ali
		Title:	Managing Partner

Purchase Amount: $4,356/-

Number of Blockstack Tokens: 36,300,000